UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

Civitas Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36623	65-1309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of principal executive office)(Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan (the “Plan”), Civitas Solutions, Inc. (the “Company”) may grant from time to time, among other things, restricted stock and performance-based awards to employees, non-employee directors and consultants or independent contractors to the Company.

Equity Compensation Awards

On January 13, 2016, the Compensation Committee of the Board of Directors of the Company (the “Committee”) made equity compensation awards to certain employees of the Company, including the named executive officers. The types of awards that were granted are: non-qualified stock options, time-based restricted stock units and performance-based restricted stock units (expressed as the target number of shares subject to such awards).

Name	Non-Qualified Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units (Target Number of Shares)
Bruce F. Nardella	39,000	28,600	14,300
Denis M. Holler	7,600	5,600	2,800
Neil D. Brendmoen	5,600	4,100	2,100
Jeffrey M. Cohen	5,600	4,100	2,100

Performance-Based Restricted Stock Units

On January 13, 2016, the Committee adopted a new form of Performance-Based Restricted Stock Unit Agreement (the “PRSU Agreement”) to grant performance-based restricted stock unit awards (“PRSUs”) pursuant to the Plan. The PRSUs will be earned and vested over a three-year performance period based upon (a) the Company’s Adjusted EBITDA performance for the third year of the performance period (i.e., the fiscal year ending September 30, 2018 (“fiscal 2018”)), where Adjusted EBITDA means the “Adjusted EBITDA” as defined for purposes of the Company’s earnings release disseminated to its stockholders and furnished on a Form 8-K, or similar public disclosure document, as determined by the Committee in its reasonable discretion and (b) the percentage ratio determined where the numerator is the total shareholder return of the Company common stock (expressed as a percentage) and the denominator is the total shareholder return of the Russell 2000/Health Care Index (expressed as a percentage) (“Relative TSR”) as determined for the period beginning October 1, 2015 and ending September 30, 2018 on the assumption that an investor invested $100 in each of the Company’s common stock and the Russell 2000 Healthcare Index on October 1, 2015.

Vested PRSUs will be settled in shares of the Company’s common stock. The number of shares earned will range from 0% to 250% of the target award. The percentage level at which the performance conditions are satisfied will be determined by the Committee following the end of fiscal 2018. First, a preliminary percentage vested will be determined based on the achievement of Adjusted EBITDA for fiscal 2018 as follows:

Level of Adjusted EBITDA Performance for Fiscal 2018	Preliminary % vested based on Adjusted EBITDA Performance
Threshold (92.7% of Target)	50%
Target (100% of Target)	100%
Maximum (107.3 % of Target)	200%

To the extent that Adjusted EBITDA is between the threshold and target levels or between the target and maximum levels, the percentage at which the Adjusted EBITDA performance condition is satisfied will be determined on a pro rata basis using straight line interpolation.

Second, the preliminary percentage vested will be modified based upon the Company’s relative TSR performance for fiscal 2018. If the Company’s Relative TSR is less than 25%, the final percentage vested will be decreased by 25%. If the Company’s Relative TSR is 75% or greater, the final percentage vested will be increased by 25%. No adjustment will be made if the Company’s Relative TSR is 25% or greater but less than 75%.

If a participant’s employment is terminated voluntarily (other than for “good reason” or due to retirement) or for cause before the end of the three-year performance period, all of the PRSUs will be forfeited. If a participant’s employment is terminated without cause or for “good reason,” the time-based vesting component of the PRSUs will vest based on the number of full years of the performance period that have been completed at such time (i.e., 1/3 for one year, 2/3 for two years), but the total number of PRSUs that will be earned is subject to the achievement of the performance goals as described above. If a participant’s employment is terminated due to death or disability, the entire PRSU award will vest and the participant will receive the target number of shares subject to the award. If a participant’s employment is terminated due to retirement at more than 60 years of age (or such younger age with the consent of the Committee) following 10 years of service with the Company, or at more than 65 years of age (or such younger age with the consent of the Committee) following five (5) years of service with the Company, then the time-based vesting component of the PRSU award will vest in its entirety, but the total number of PRSUs that will be earned is subject to the achievement of the performance goals as described above. In connection with a Change of Control, as defined in the PRSU Agreement, the PRSUs do not automatically vest and the Committee will have the discretion to adjust PRSUs and certain performance conditions as provided in the Plan.

The form of Non-Qualified Stock Option Agreement was filed as Exhibit 10.34 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 on September 3, 2014. The form of time-based Restricted Stock Unit Agreement was filed as Exhibit 10.33 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 on September 3, 2014. The form of Performance-Based Restricted Stock Unit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This description of the performance-based restricted stock units set forth below is qualified in its entirety by reference to the full text of the form of Performance-Based Restricted Stock Unit Agreement, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIVITAS SOLUTIONS, INC.

	By:	/s/ Denis M. Holler
Denis M. Holler
Chief Financial Officer

Date: January 15, 2016

Exhibit Index

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement